SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                             RF MICRO DEVICES, INC.
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)   Proposed maximum aggregate value of transaction:
(5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
(2)    Form, Schedule or Registration Statement No.:
(3)    Filing Party:
(4)    Date Filed:

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 23, 2002



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS:

         We hereby give notice that the Annual Meeting of Shareholders of RF Micro Devices, Inc. will be held on Tuesday, July 23, 2002 at 10:00 a.m. local time, at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, for the following purposes:

         (1) To elect five directors for one-year terms and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         Under North Carolina law, only shareholders of record at the close of business on the record date, which is May 31, 2002, are entitled to notice of and to vote at the annual meeting or any adjournment. It is important that your shares of common stock be represented at this meeting so that the presence of a quorum is assured.

         A copy of our 2002 Annual Report containing our financial statements for the fiscal year ended March 31, 2002 is enclosed.

                                             By Order of the Board of Directors


                                             /s/ Powell T. Seymour

                                             Powell T. Seymour
                                             Secretary


June 18, 2002


         Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and mail it promptly. If you attend the meeting, you may revoke your proxy and vote your shares in person. A postage-paid, return-addressed envelope is enclosed.

                             RF MICRO DEVICES, INC.
                               7628 THORNDIKE ROAD
                      GREENSBORO, NORTH CAROLINA 27409-9421

                                 PROXY STATEMENT

GENERAL INFORMATION

         SOLICITATION OF PROXIES

         The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held July 23, 2002, at 10:00 a.m. local time at The Greensboro-High Point Marriott, One Marriott Drive, Greensboro, North Carolina, and any adjournment thereof, is solicited on behalf of the Board of Directors of RF Micro Devices, Inc. (the Company). The approximate date that we are first sending these proxy materials to shareholders is June 18, 2002. This solicitation is being made by mail and may also be made in person or by fax, telephone or Internet by our officers or employees. We will pay all expenses incurred in this solicitation. We will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

         The accompanying proxy is for use at the meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked by the shareholder at any time before it is exercised by filing with our corporate secretary an instrument revoking it, filing a duly executed proxy bearing a later date or by attending the meeting and electing to vote in person. All shares of the Company's common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of electing the five nominees for directors named herein (or their substitutes) for one-year terms expiring at the 2003 annual meeting of shareholders. If any other matters are properly presented for consideration at the meeting, the persons named as proxies will have discretion to vote on the matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

         The presence in person or by proxy of a majority of the shares of common stock outstanding on the record date constitutes a quorum for purposes of conducting business at the meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting. Abstentions and shares that are withheld as to voting with respect to one or more of the nominees for director will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

         In accordance with the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. Abstentions, shares which are withheld as to voting with respect to nominees for director and shares held of record by a broker, as nominee, that are not voted with respect to this proposal will not be counted as a vote in favor of or against the proposal and, therefore, will have no effect on the proposal to elect the nominees for directors.

         VOTING SECURITIES OUTSTANDING

         In accordance with North Carolina law, May 31, 2002 has been fixed as the record date for determining holders of common stock entitled to notice of and to vote at the meeting. Each share of our common stock issued and outstanding on May 31, 2002 is entitled to one vote on all proposals at the meeting, except that shares we hold in a fiduciary capacity may be voted only in accordance with the instruments creating the fiduciary capacity. Holders of shares of common stock vote together as a voting group on all proposals. At the close of business on May 31, 2002, there were 167,983,960 shares of our common stock outstanding and entitled to vote.


         Where appropriate, we have adjusted references in this proxy statement to prices and share numbers of our common stock to reflect three 2-for-1 stock splits, each effected in the form of a 100% share dividend. The first was payable on March 31, 1999 to record holders of common stock on March 17, 1999; the second was payable on

August 18, 1999 to record holders on August 2, 1999; and the third was payable on August 25, 2000 to record holders on August 8, 2000.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION OF DIRECTORS

         Under our bylaws, the Board of Directors consists of seven to nine members, as determined by the Board or the shareholders from time to time. The Board has determined that the number of directors within the range shall be seven, as to which there are currently two vacancies caused by the resignations of two of our directors, one in 1999 and one in 2000. Currently, replacements have not been found to fill these vacancies. Assuming the election of the remaining nominees for director named in the proxy statement, there will be two vacancies that the Board intends to fill, pursuant to our bylaws, following identification of qualified nominees. Proxies may not be voted for a greater number of persons than the number of nominees named. Directors are elected annually to serve for one-year terms and until their successors are duly elected and qualified. All nominees presently serve as directors. There are no family relationships among any of our directors or officers. We intend that the proxyholders named in the accompanying form of proxy will vote properly returned proxies to elect the five nominees listed below as directors, unless the authority to vote is withheld. Although we expect that each of the nominees will be available for election, if any vacancy in the slate of nominees occurs, we expect that shares of common stock represented by proxies will be voted for the election of a substitute nominee or nominees recommended by management or for the election of the remaining nominees recommended by management.

         The names of the nominees for election to the Board, their principal occupations and certain other information follows:

         DAVID A. NORBURY            AGE 51             DIRECTOR SINCE 1992

         Mr. Norbury has been Chief Executive Officer and a director of the Company since September 1992 and served as President from September 1992 to June 2002. Mr. Norbury served as President and Chief Executive Officer of Polylythics, Inc., a developer of semiconductor technology based in Santa Clara, California, from August 1989 to March 1991. He is also a director of Telaxis Communications Corporation, a publicly traded manufacturer of broadband wireless equipment for network access applications.

         WILLIAM J. PRATT            AGE 59             DIRECTOR SINCE 1991

         Mr. Pratt, a founder of the Company, served as President from February 1991 to September 1992 and was named Chairman and Chief Technical Officer in September 1992. He has also been a director of the Company since its inception. Prior to such time, Mr. Pratt was employed for 13 years with Analog Devices, Inc., an integrated circuit manufacturer, as Engineering Manager and General Manager.

         DR. ALBERT E. PALADINO      AGE 69             DIRECTOR SINCE 1992

         Dr. Paladino has been Chairman of Telaxis Communications Corporation since 1992. Dr. Paladino is also a member of the Board of Directors of TranSwitch Corporation, a publicly traded developer of highly integrated digital and mixed signal semiconductor solutions for the telecommunications and data communications markets. He was a general partner of Advanced Technology Ventures, a venture capital firm, from 1981 through 1998. Prior to joining Advanced Technology Ventures, he held senior positions with Raytheon Company, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

         ERIK H. VAN DER KAAY        AGE 62             DIRECTOR SINCE 1996

         Mr. van der Kaay has been Chairman of the Board of Datum Inc., a publicly traded synchronization products company based in Irvine, California, since January 2000, and President and Chief Executive Officer since April 1998. He is also a director of Comarco, Inc., a leading provider of advanced wireless technology tools and engineering services, and TranSwitch Corporation. Mr. van der Kaay was employed with Allen Telecom, a telecommunications company based in Beachwood, Ohio, from June 1990 to March 1998, and last served as its Executive Vice President.



         WALTER H. WILKINSON, JR.    AGE 56             DIRECTOR SINCE 1992

         Mr. Wilkinson is the founder and a general partner of Kitty Hawk Capital, Inc., a venture capital firm based in Charlotte, North Carolina, established in 1980.

COMMITTEES OF THE BOARD OF DIRECTORS


         Our Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee, upon delegation of authority by the Board of Directors, has the authority to (a) establish and implement the cash and non-cash compensation of each officer, salaried employee and agent of or consultant to the Company (subject to any employment or other agreement such officer, employee, agent or consultant may have); and (b) implement and monitor any personnel policy, collective bargaining agreement, health or dental insurance plan, retirement plan, profit sharing plan, deferred compensation plan, stock option or other stock-based benefit plan, bonus plan, incentive plans or any other employee benefit plan or agreement that we provide to our employees, officers, directors or consultants. The members of the Compensation Committee are Messrs. van der Kaay, Paladino and Wilkinson (Chairman), none of whom is an employee of the Company.

         The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and the independence and performance of our external auditors. The members of the Audit Committee are Messrs. van der Kaay, Paladino and Wilkinson (Chairman), none of whom is an employee of the Company. See "Report of the Audit Committee" section.

         A Nominating Committee was appointed by the Board in July 2001 to recommend to the Board nominees for election as directors and to assist with its search to fill the two vacancies on the Board of Directors. The members of the Nominating Committee are Messrs. van der Kaay, Paladino (Chairman), Pratt and Wilkinson. The Nominating Committee will consider written nominations of candidates for election to the Board properly submitted by shareholders. For information regarding shareholder nominations to the Board, see "Proposals for 2003 Annual Meeting" section.


         All directors attended at least 75% of the Board meetings and assigned committee meetings during the fiscal year ended March 31, 2002. The Board held five meetings during the year, the Compensation Committee held 14 meetings, and the Audit Committee held six meetings. The Nominating Committee did not meet during fiscal 2002.

COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company is eligible to receive $12,000 per year for service as a member of the Board, plus $1,000 per Board meeting attended, and $2,000 per year for service on each committee of the Board on which he serves. In addition, all directors are reimbursed for expenses incurred in their capacity as directors. Other than the reimbursement of expenses, directors who are employees of the Company do not receive compensation for Board service.

         Under our Non-Employee Directors' Option Plan, as amended and restated effective March 27, 2001 to reflect the effect of stock splits, each non-employee director who is first elected or appointed to the Board after that date is eligible to receive an option to purchase 20,000 shares of our common stock at the market price of the stock at the time of grant. Commencing with the 2001 annual meeting, each participating non-employee director who is reelected receives an annual option grant for 20,000 shares of common stock with an exercise price equal to the market price at the time of grant. The options have a 10-year term and generally vest in three installments over two years. Prior to the 2001 annual meeting of shareholders, each reelected participating non-employee director received an annual option grant for 10,000 shares of common stock with an exercise price equal to the market price at the time of grant.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of common stock as of May 31, 2002 by (a) each person known by us to own beneficially five percent or more of our outstanding shares of common stock, (b) each director and nominee for director, (c) the Named Executives (as defined in "Summary Compensation Table" section), and (d) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the SEC). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of May 31, 2002 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder's name.


                                                         BENEFICIAL OWNERSHIP
                                                         --------------------

                      NAME OF                        NUMBER OF         PERCENT
                 BENEFICIAL OWNER                     SHARES           OF CLASS
                 ----------------                     ------           --------

 Morgan Stanley Dean Witter & Co. (1)............   10,260,079          6.10%

 William J. Pratt (2)...........................     1,719,093          1.02%

 David A. Norbury (3)...........................       999,025            *

 Jerry D. Neal (4)..............................       678,969            *

 Walter H. Wilkinson, Jr. (5)...................       352,891            *

 Arthur E. Geiss (6)............................       279,834            *

 Erik H. van der Kaay (7).......................       207,999            *

 Dr. Albert E. Paladino (8) ....................       200,001            *

 Robert A. Bruggeworth (9) ......................       38,054            *

                                       4

Directors and executive officers as a group (12      5,648,252          3.31%
persons) (10)...................................

--------------
* Indicates less than one percent

(1) Based on information contained in a Schedule 13G dated January 31, 2002. Morgan Stanley's address is 1585 Broadway, New York NY 10036. Includes 5,914,669 shares as to which Morgan Stanley reports shared voting power and 10,260,079 shares as to which Morgan Stanley reports shared dispositive power.

(2) Includes (a) 576,460 shares of common stock issuable upon the exercise of stock options, (b) 124,386 shares held by the William John Pratt 2001 Grantor Retained Annuity Trust, as to which Mr. Pratt shares voting and dispositive power and (c) 16,000 shares held by Mr. Pratt's spouse, as to which Mr. Pratt disclaims beneficial ownership.

(3) Includes 479,966 shares of common stock issuable upon the exercise of stock options.

(4) Includes 579,122 shares of common stock issuable upon the exercise of stock options.

(5) Includes 219,999 shares of common stock issuable upon the exercise of stock options.

(6) Includes 273,322 shares of common stock issuable upon the exercise of stock options.

(7) Includes 159,999 shares of common stock issuable upon the exercise of stock options.

(8) Includes 60,001 shares of common stock issuable upon the exercise of stock options.

(9) Includes 38,054 shares of common stock issuable upon the exercise of stock options.

(10) Includes 2,815,920 shares of common stock issuable upon the exercise of stock options.

                               EXECUTIVE OFFICERS

         Our current executive officers are as follows:


 NAME                   AGE       POSITION
 ----                   ---       --------

David A. Norbury........ 51      Chief Executive Officer and Director

William J. Pratt........ 59      Chairman of the Board, Chief Technical
                                 Officer and Director

Robert A. Bruggeworth... 41      President

Powell T. Seymour....... 59      Vice President of Operations and Secretary


Jerry D. Neal........... 57      Executive Vice President of Marketing
                                 and Strategic Development

William A. Priddy, Jr... 41      Chief Financial Officer and Vice President of
                                 Administration

Arthur E. Geiss......... 49      Vice President of Wafer Fabrication Operations

Gary J. Grant........... 46      Vice President of Quality Assurance

J. Forrest Moore........ 54      Chief Information Officer and Vice President
                                 of Information Technology

                                       5

         Set forth below is certain information with respect to our executive officers. Officers are appointed to serve at the discretion of the Board of Directors. There are no family relationships between any of our executive officers or directors. Information regarding Messrs. Norbury and Pratt is included in the director profiles above.

         ROBERT A. BRUGGEWORTH became President in June 2002. He was Vice President of Wireless Products from September 1999 to January 2002, and President of Wireless Products from January 2002 to June 2002. Mr. Bruggeworth was employed at Tyco Electronics/AMP Inc., a supplier of electrical and electronic connection devices, from July 1983 to June 1999. He held a number of manufacturing and engineering management positions from July 1983 to July 1995. From July 1995 to June 1999, Mr. Bruggeworth served first as Vice President of Asia Pacific Operations and then as Vice President of Global Computer and Consumer Electronics based in Hong Kong, China. Mr. Bruggeworth is a member of the Board of Directors of LightPath Technologies, Inc. a publicly traded manufacturer of families of high performance fiber-optic components for the telecommunications industry.

         POWELL T. SEYMOUR, a founder of the Company, has been Vice President of Operations and Secretary since the Company's inception in February 1991. Prior to such time, Mr. Seymour was employed for 11 years with Analog Devices, Inc. as Manufacturing Engineer and Manufacturing Engineer Manager. Mr. Seymour served as a director of the Company from February 1992 to July 1993.

         JERRY D. NEAL, a founder of the Company, served as Vice President of Marketing from May 1991 to January 2000, when he became Executive Vice President of Marketing and Strategic Development. Prior to joining the Company, Mr. Neal was employed for 10 years with Analog Devices, Inc. as Marketing Engineer, Marketing Manager and Business Development Manager. Mr. Neal served as a director of the Company from February 1992 to July 1993.

         WILLIAM A. PRIDDY, JR. became Chief Financial Officer and Vice President of Administration in July 1997. He was Controller from December 1991 to December 1993, Treasurer from December 1993 to May 1999, and Vice President of Finance from December 1994 to July 1997. Prior to joining the Company, Mr. Priddy was employed for five years with Analog Devices, Inc. as Financial Analyst, Marketing Analyst and Marketing Services Manager.

         ARTHUR E. GEISS has been Vice President of Wafer Fabrication Operations since July 1996. From February 1991 to July 1996, Dr. Geiss was employed with Alpha Industries, Inc., a manufacturer of microwave and millimeter-wave frequency components and subsystems based in Methuen, Massachusetts, as GaAs Wafer Fabrication Manager and Manager of Foundry Operations.

         GARY J. GRANT has served as Vice President of Quality Assurance since November 1998. From April 1995 to November 1998, Mr. Grant was employed with ST Microelectronics, Inc., a broad-ranged manufacturer of integrated circuits, as Director of Quality and Facilities. From July 1980 to April 1994, Mr. Grant was employed with Texas Instruments Inc. as Fab Process Engineer, Product Engineering Manager and Total Quality Manager.

         J. FORREST MOORE became Chief Information Officer and Vice President of Information Technology in June 2000. He was the Director of Information Technology from February 1997 to June 2000. Mr. Moore was employed with IBM as Project Manager from July 1996 to February 1997.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The objectives of the Compensation Committee are to enhance the Company's ability to recruit and retain qualified management, motivate executives to achieve established performance goals and ensure an element of congruity between the financial interests of the Company's management and its shareholders.

         The Compensation Committee considers the following factors in setting the compensation of the Chief Executive Officer and the other executive officers of the Company:

         o The overall performance of the Company during the particular fiscal year;

         o Individual performance appraisals of the executive officers and their contributions toward the Company's performance goals and other objectives as established by the Board of Directors and the Compensation Committee;

         o The compensation packages for executives at other publicly held U.S. manufacturers of integrated circuits with similar positions and levels of responsibility; and

         o The overall compensation level of all employees of the Company.

         Compensation arrangements adopted by the Compensation Committee include up to four components: (a) a base salary; (b) a discretionary cash bonus program pursuant to which bonuses may be periodically awarded to executive officers in amounts based both on objective criteria established by the Compensation Committee, such as attainment of revenue, profit and gross margin goals, and on the Compensation Committee's subjective evaluation of such executive officers' contributions to the Company; (c) the grant of equity incentives in the form of stock options, restricted stock and other stock-based awards in amounts based on similar objectives and subjective criteria; and (d) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and participation in the Company's 401(k) plan. The Company has also entered into change in control agreements with certain senior officers of the Company, including each of the Named Executives. See "Key Employee Retention" section.

         The Chief Executive Officer's salary, bonus and equity incentive awards are established by the Compensation Committee. Recommendations regarding the base salary, bonuses and stock option or other awards of the Company's executive officers, other than Mr. Norbury, are made to the Compensation Committee by Mr. Norbury and are subject to its approval. The amount of bonuses and stock option or other awards, if any, for which an executive officer, including the Chief Executive Officer, may be eligible to receive are based in part on the attainment of specified corporate performance factors. The relevant corporate performance factors for the last fiscal year included revenues, gross margin percentages, earnings per share, and net bookings.


         The Compensation Committee believes that substantial equity ownership encourages management to take action favorable to the long-term interests of the Company and its shareholders. Accordingly, equity-based compensation makes up a significant portion of the overall compensation of the Named Executives and other executive officers. The Company grants unvested equity-based awards to most of its newly hired, full-time employees, and employees are periodically eligible thereafter for additional awards based on management's evaluation of their performance. During fiscal 2002, the Company granted equity-based awards in the form of stock options and restricted stock awards to approximately 550 employees, including the Named Executives. See "Summary Compensation Table" and "Option Grants in Last Fiscal Year" sections. The Company also encourages its employees to commit a portion of their base salary to the purchase of the Company's common stock through the Employee Stock Purchase Plan. See "Employee Benefit Plans" section.

During fiscal 2002, Mr. Norbury earned a base salary of $312,000, which represents a 5% increase over his base salary during the preceding fiscal year. At this level, Mr. Norbury's base salary is approximately 6.0 times the average Company employee's salary. Mr. Norbury was awarded stock options to purchase 11,000 shares of common stock at an exercise price of $11.688 per share on April 2, 2001, options to purchase 90,000 shares of common stock at an exercise price of $15.73 per share on September 28, 2001 and 17,500 shares of restricted stock on September 28, 2001. The options vest over a four-year period and the shares of restricted stock vest over a period of five years, subject to Mr. Norbury's continued employment with the Company. Mr. Norbury also received a cash bonus of $199,000. The Compensation Committee believes that the adjustment in Mr. Norbury's base salary for fiscal 2002 was justified by the performance of the Company along with the comparisons to comparable companies in the industry. The Compensation Committee believes that the stock-based awards and cash bonus were justified by the achievements of the Company during the course of fiscal 2002, particularly the ramping-up of module production and the growth in market share and diversification of customer base in a time of significant industry downturn. The Compensation Committee believes, based on its review of publicly available information concerning the Company's competitors, that Mr. Norbury's compensation is well within the range of compensation provided to executives of similar rank and responsibility. The Committee believes that competition for qualified executives in the integrated circuit industry is extremely strong, and that to attract and retain such persons the Company must maintain an overall compensation package similar to those offered by its peer companies.

         In general, compensation in excess of $1.0 million paid to any of the Named Executives may be subject to limitations on deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. The limits on deduction do not apply to performance-based compensation that satisfies certain requirements. The Compensation Committee has not adopted any policies with respect to Section 162(m), although the 1999 Stock Incentive Plan, which was adopted by shareholders at the 1999 annual meeting, is structured to comply with Section 162(m) to the extent practicable.

         This report has been prepared by members of the Compensation Committee. Members of this committee are:

Walter H. Wilkinson, Jr. (Chairman)
Erik H. van der Kaay
Dr. Albert E. Paladino

SUMMARY COMPENSATION TABLE

         The following table presents information relating to total compensation during fiscal years 2002, 2001 and 2000, of the Chief Executive Officer and our four next most highly compensated executive officers (the Named Executives).


                                                                         LONG TERM COMPENSATION
                                            ANNUAL COMPENSATION                   AWARDS
                                            -------------------       ------------------------------
                                                                        RESTRICTED      SECURITIES          ALL OTHER
          NAME AND               YEAR                                     STOCK         UNDERLYING        COMPENSATION
     PRINCIPAL POSITIONS         (1)     SALARY ($)   BONUS ($)(2)    AWARDS ($)(3)     OPTIONS (#)           ($)(4)
     -------------------         ---     ----------   ------------    -------------   --------------       -----------

David A. Norbury                 2002        312,000        199,000          275,275          101,000            5,339
   CHIEF EXECUTIVE OFFICER       2001        297,115              0          320,625           93,040            5,949
                                 2000        241,923        250,000          603,394          100,000            5,190

William J. Pratt                 2002        260,000        165,600          196,625           71,000                0
   CHAIRMAN AND CHIEF            2001        258,674              0          213,750           83,736                0
   TECHNICAL OFFICER             2000        213,269        220,000                0           90,000                0

Jerry D. Neal                    2002        255,000        162,400          275,275           91,000            4,583
   EXECUTIVE VICE                2001        246,634              0          249,375           74,432            4,997
   PRESIDENT OF                  2000        196,038        218,000          521,670           80,000            4,568
   MARKETING AND STRATEGIC
   DEVELOPMENT

Arthur E. Geiss                  2002        236,250        150,400          314,600           91,000            4,595
   VICE PRESIDENT OF WAFER       2001        227,015              0          320,625           74,432            4,959
   FABRICATION OPERATIONS        2000        191,808        198,000          441,528           80,000            4,446

Robert A. Bruggeworth (5)        2002        232,654        144,900          606,000          211,000            5,420
   PRESIDENT                     2001        219,808              0          427,500           73,260            5,495
                                 2000         95,000         98,800                0          130,000            1,096

---------------

(1) The Company uses a 52-week or 53-week fiscal year ending on the Saturday closest to March 31 in each year. Each of the 2000 and 2002 fiscal years was a 52-week year and the 2001 fiscal year was a 53-week year. For purposes of this proxy statement, each fiscal year is described as ending on March 31.

(2) The Compensation Committee has implemented a discretionary bonus program pursuant to which bonuses may be awarded to our executive officers from time to time in amounts reflecting the Compensation Committee's evaluation of each executive officer's contributions. See "Report of the Compensation Committee" section.

(3) The value shown is the number of restricted shares times the closing market price of the common stock on the day of grant. The restricted shares generally vest over a period of five years. At fiscal 2002 year-end, the total number and value (based on the closing market price of the common stock on the last trading day of the fiscal year) of restricted shares held by the Named Executives was: Mr. Norbury, 57,788 shares worth $1,034,405; Mr. Pratt, 25,625 shares worth $458,688; Mr. Neal, 50,623 shares worth $906,152; Dr. Geiss, 54,762 shares worth $980,240; and Mr. Bruggeworth, 61,250 shares worth $1,108,375. The values given do not reflect the fact that the shares are restricted. Any dividends paid on the common stock would not be paid on the restricted shares, and the shares may not be voted prior to vesting.

(4) Reflects amounts contributed by the Company during the fiscal year to the accounts of the Named Executives under the Company's 401(k) plan.

(5) Mr. Bruggeworth became an employee of the Company on September 20, 1999, and was named President of the Company in June 2002.

STOCK OPTIONS

The following table provides information concerning options for the common stock exercised by each of the Named Executives during fiscal year 2002, and the value of options held by each at the end of the fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES




                                                        NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                SHARES       VALUED         AT FISCAL YEAR-END(#)        AT FISCAL YEAR-END ($)(2)
                             ACQUIRED ON    REALIZED    ---------------------------     ------------------------------
NAME                         EXERCISE(#)     ($)(1)     EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------           ------------    ---------   -----------     -------------    -----------     -------------

David A. Norbury                 389,820    4,008,845       428,608           395,432      6,022,905        3,367,569

William J. Pratt                 160,456    4,019,670       529,963           335,989      8,385,326        2,992,075

Jerry D. Neal                     49,910      802,271       535,086           331,346      8,102,418        2,802,826

Arthur E. Geiss                  157,000    3,253,459       250,686           351,346      3,475,013        3,126,764

Robert A. Bruggeworth             36,000      395,925        30,652           347,608              0          431,332
---------------

(1)      Value represents the difference between the option price and the market value of the common stock on the date of exercise.

(2)      Value represents the difference between the option price and the market value of the common stock at fiscal year-end.


         The following table sets forth for each of the Named Executives certain information concerning stock options granted during fiscal year 2002.

                                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                             ----------------------------------------------------------

                              NUMBER OF      % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                              SECURITIES      OPTIONS                                           ANNUAL RATES OF STOCK PRICE
                              UNDERLYING    GRANTED TO                                               APPRECIATION FOR
                               OPTIONS       EMPLOYEES    EXERCISE OR                                OPTION TERM (1)
                               GRANTED       IN FISCAL     BASE PRICE      EXPIRATION    --------------------------------------
NAME                           (#)(2)           YEAR        ($/SH)            DATE                 5% ($)           10% ($)
-------------------           -----------   -----------    ----------       -----------         ----------         ---------
David A. Norbury                   11,000          0.27        11.688          4/2/2011             66,289           181,708

                                   90,000          2.25        15.730         9/28/2011          1,017,869         2,459,351

William J. Pratt                   11,000          0.27        11.688          4/2/2011             66,289           181,708

                                   60,000          1.50        15.730         9/28/2011            678,579         1,639,567

Jerry D. Neal                      11,000          0.27        11.688          4/2/2011             66,289           181,708

                                   80,000          2.00        15.730         9/28/2011            904,772         2,186,090

Arthur E. Geiss                    11,000          0.27        11.688          4/2/2011             66,289           181,708

                                   80,000          2.00        15.730         9/28/2011            904,772         2,186,090

                                       10

                                                INDIVIDUAL GRANTS
                             ----------------------------------------------------------

                              NUMBER OF      % OF TOTAL                                   POTENTIAL REALIZABLE VALUE AT ASSUMED
                              SECURITIES      OPTIONS                                           ANNUAL RATES OF STOCK PRICE
                              UNDERLYING    GRANTED TO                                               APPRECIATION FOR
                               OPTIONS       EMPLOYEES    EXERCISE OR                                OPTION TERM (1)
                               GRANTED       IN FISCAL     BASE PRICE      EXPIRATION    --------------------------------------
NAME                           (#)(2)           YEAR        ($/SH)            DATE                 5% ($)           10% ($)
-------------------           -----------   -----------    ----------       -----------         ----------         ---------

Robert A. Bruggeworth              11,000          0.27        11.688          4/2/2011             66,289           181,708

                                  100,000          2.50        15.730         9/28/2011          1,130,965         2,732,612

                                  100,000          2.50        18.740         1/29/2012          1,237,189         3,080,048
---------------

         (1)      The potential realizable value is calculated based on the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the
                  SEC and do not represent our estimate or projection of the future common stock price.

         (2)      These options have an exercise price equal to the fair market value of the common stock at the time of grant and vest and become exercisable in four equal installments on the first four anniversaries of the date of grant.


EMPLOYEE BENEFIT PLANS

         1999 STOCK INCENTIVE PLAN. The 1999 Stock Incentive Plan, which the Company's shareholders approved at the 1999 annual meeting of shareholders, provides for the issuance of a maximum of 16,000,000 shares of common stock (as adjusted to reflect stock splits) pursuant to awards granted under the plan. Awards that may be granted under the plan include incentive stock options and nonqualified stock options, stock appreciation rights, and restricted stock awards and restricted units. The number of shares reserved for issuance under the plan and the terms of awards may be adjusted upon certain events affecting the Company's capitalization. No awards may be granted under the plan after June 30, 2009.

         The plan is administered by the Compensation Committee upon delegation from the Board of Directors. Under the terms of the plan, the committee has full and final authority to take any action with respect to the plan, including selection of individuals to be granted awards, the types of awards and the number of shares of common stock subject to an award, and determination of the terms, conditions, restrictions and limitations of each award.

         1997 KEY EMPLOYEES' STOCK OPTION PLAN. Our 1997 Key Employees' Stock Option Plan provides for the grant of options to purchase common stock to key employees and independent contractors in our service. This plan permits the granting of both incentive options and nonqualified options. The aggregate number of shares of common stock that may be issued pursuant to options granted under the plan may not exceed 10,400,000 shares (as adjusted to reflect stock splits), subject to adjustment upon certain events affecting our capitalization. This plan is similarly administered by the Compensation Committee.

         RF NITRO COMMUNICATIONS, INC. 2001 STOCK INCENTIVE PLAN. In connection with its acquisition of RF Nitro Communications, Inc. in October 2001, the Company assumed outstanding options and a restricted stock award issued under the RF Nitro Communications, Inc. 2001 Stock Incentive Plan. This plan provides for the grant of incentive options, nonqualified options and restricted stock awards to key employees, non-employee directors and consultants in our service. The aggregate number of shares subject to outstanding awards under the plan is 52,123. The terms of awards may be adjusted upon certain events affecting the Company's capitalization. No awards may be granted under the plan after May 29, 2011.

         As of March 31, 2002, we had granted options to employees, including the Named Executives, and consultants, for 30,605,164 shares of common stock under these three plans and a predecessor plan, of which options for 11,034,585 shares have been exercised and options for 1,362,908 shares have been forfeited. The exercise prices for outstanding options granted under the plans range from $.0187 to $87.50 per share, with a weighted average of $16.09 per share. The Company also has granted a total of 1,499,884 shares of restricted stock under the 1999 Stock Incentive Plan and the RF Nitro Communications Plan.

         EMPLOYEE STOCK PURCHASE PLAN. Our Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. This plan is intended to encourage stock ownership through means of payroll deductions. All of our regular full-time employees (including officers) and all other employees (except for certain part-time and seasonal employees) are eligible to participate after being employed for three months. Directors who are not employees are not eligible to participate. An aggregate of 4,000,000 shares of common stock (as adjusted to reflect stock splits) has been reserved for offering under the stock purchase plan, subject to anti-dilution adjustments in the event of certain changes in our capital structure.

         We make no cash contributions to the stock purchase plan, but bear the expenses of its administration. The plan is administered by the Compensation Committee, which has authority to establish the number and duration of the purchase periods during the term of the plan, and to interpret the terms of the plan.

         RETIREMENT PLAN. Employees are eligible to participate in our qualified 401(k) plan after three months of service. An employee may invest a maximum of 15% of pretax earnings in the plan. An employee is fully vested in the employer contribution portion of the plan after completion of five continuous years of service. Employer contributions to the plan are made at the discretion of management and the Board of Directors. We made contributions to the plan of approximately $1,200,000 during the fiscal year ended March 31, 2002.

KEY EMPLOYEE RETENTION

         Effective March 2001, the Company entered into change in control agreements with certain senior officers of the Company, including the Named Executives. The terms and conditions of the change in control agreements are substantially the same, except for certain differences in Mr. Norbury's and Mr. Priddy's agreements that are described below. Each change in control agreement will continue in effect until the earliest of (a) the end of three years after the effective date of the agreement if no change in control has occurred, subject to automatic renewal for additional one-year periods unless the Company gives notice to the Named Executive that it does not wish to extend the agreement; (b) the termination of the Named Executive's employment with the Company for any reason prior to the change in control; or (c) the end of a two-year period following a change in control and the fulfillment by the Company and the Named Executive of all obligations under the change in control agreement.

         Under the terms of each change in control agreement, if a change in control of the Company occurs while the Named Executive is an employee of the Company, and a qualifying termination of his employment with the Company occurs within the two-year period following the change in control, then the Named Employee is entitled to certain compensation payments and benefits. A "qualifying termination" means the Company's termination of the Named Executive's employment for a reason other than death, disability, retirement or cause, or the Named Executive's termination of his employment for "good reason" (which includes a material reduction in duties and responsibilities or salary, the failure of the Company to continue certain benefits and certain relocations). A "change in control" is deemed to have taken place upon the occurrence of certain events, including the acquisition by a person or entity of 51% or more of the outstanding common stock of the Company, the merger or consolidation of the Company with or into another corporation where the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company or a change in a majority of the Board of Directors of the Company within a 12-month period.

         The change in control agreements for Mr. Norbury and Mr. Priddy provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the two years following the termination equal to the sum of (a) two times the highest annual rate of base salary during the 12-month period before termination plus (b) two times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. The change in control agreements for the other Named Executives provide that, upon a qualifying termination after a change in control, the Company will pay a severance benefit in periodic installments over the one-year period following the termination equal to the sum of (a) one times the highest annual rate of base salary during the 12-month period before termination plus (b) one times the average annual incentive bonus earned under any incentive bonus plan of the Company during the last three fiscal years before termination. All of the change in control agreements also provide that, in the event of a qualifying termination after a change in control, the Named Executive will receive a lump-sum cash amount equal to accrued salary and bonus payments, a pro rata portion of the annual bonus for the year of termination and any accrued vacation pay.

         In addition, the agreements provide that upon a qualifying termination after a change in control, all Company stock options, stock appreciation rights or similar stock-based awards held by the Named Executive will be accelerated and exercisable in full, and all restrictions on any restricted stock, performance stock or similar stock-based awards granted by the Company will be removed and such awards will be fully vested. The Named Executives will also receive "gross-up payments" equal to the amount of excise taxes, income taxes, interest and penalties if payments owed under a change in control agreement are deemed excess parachute payments for federal income tax purposes. The change in control agreements also provide that the Company will continue to provide for one year (or two years for Mr. Norbury and Mr. Priddy) the same level of medical, dental, vision, accident, disability and life insurance benefits upon substantially the same terms and conditions as existed prior to termination and will provide the Named Executive with one additional year (or two additional years for Mr. Norbury and Mr. Priddy) of service credit under all non-qualified retirement plans and excess benefits plans in which the Named Executive participated at termination.

         The change in control agreements also provide that the Named Executives are subject to certain confidentiality, non-solicitation and non-competition provisions. In the event the Named Executive fails to comply with any of these provisions, he will not be entitled to receive any payment or benefits under the agreement.

PERFORMANCE GRAPH

         The graph set forth below compares, for the period beginning immediately after our initial public offering on June 3, 1997, the "cumulative total return" to our shareholders as compared with the return of The Nasdaq Stock Market Index (U.S. Companies) (the Nasdaq Market Index) and the Nasdaq Electronic Components Index (the Electronic Components Index), our industry index. The graph was prepared using information provided by Research Data Group Inc. in San Francisco, CA. "Cumulative total return" has been computed assuming an investment of $100 at the beginning of the period indicated in our common stock and the stock of the companies included in the Nasdaq Market Index and the Electronic Components Index, and assuming the reinvestment of dividends.

                                [OBJECT OMITTED]

                                       13

Total Return Index for:                      6/3/97   3/27/98   3/26/99  3/24/00    3/30/01  3/30/02
----------------------------------------------------------------------------------------------------
RF Micro Devices, Inc.                        100.0    94.67     546.9   4186.0      610.6    935.2
Nasdaq Stock Market (U.S. Companies)          100.0    132.7     177.4    363.8      134.4    135.2
Nasdaq Electronic Components Stocks           100.0    106.5     149.0    471.9      139.0    146.8

         The stock price performance graph depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. The stock price performance depicted in the graph is not necessarily an indicator of future price performance.

                              INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Ernst & Young LLP to audit the consolidated financial statements of the Company for 2003. Ernst & Young has served as our independent auditors continuously since 1992.

         A representative from Ernst & Young is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

AUDIT FEES

         Aggregate fees billed the Company during fiscal 2002 by Ernst & Young for services rendered are set forth in the following table:

TYPE OF SERVICE                                                    AMOUNT OF FEE
---------------                                                    -------------

Audit fees......................................................        $193,445
Financial information systems design and implementation fees....        $      0
Audit-related services..........................................        $119,935
All other fees..................................................        $139,969

         The Audit Committee has considered whether the provision of the non-audit services performed by Ernst & Young in fiscal year 2002 is compatible with maintaining the independence of the auditors. Audit-related services generally include fees for pension audits, accounting consultations and SEC registration statements. During fiscal year 2002, Ernst & Young did not utilize any leased personnel in connection with the audit.

                          REPORT OF THE AUDIT COMMITTEE

         The Board of Directors adopted an Audit Committee charter in May 2000. Under the charter, the Audit Committee has the authority to (a) review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, changes in principles and practices and judgments made, as well as the adequacy of internal controls; (b) review and concur in the appointment, replacement, reassignment or dismissal of the person, if any, responsible for directing our internal auditing; (c) review with management and the independent auditor our quarterly financial statements prior to the filing of each Form 10-Q; (d) meet periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control such exposures and to determine the adequacy of financial reserves; (e) recommend to the Board the appointment of the independent auditor, approve the fees to be paid and evaluate its performance; (f) receive periodic reports from the independent auditor regarding the auditor's independence consistent with applicable standards and discuss such reports with the auditor and the full Board; (g) meet with the independent auditor prior to the audit to review the planning, staffing and coverage of the audit, including discussions of the matters required to be discussed by appropriate SEC accounting and auditing standards; (h) review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter; (i) review and advise the

Board with respect to the policies and procedures regarding compliance with applicable laws and regulations; (j) review with our outside counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and (k) meet at least annually with the chief financial officer and the independent auditor in separate executive sessions. Each member of the Audit Committee is considered independent under applicable regulatory standards.

         In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management and the independent auditors, and has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

         The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors that firm's independence. The Audit Committee has also considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the independence of the auditors.

         Based upon the discussions and review described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002 to be filed with the SEC.

         This report has been prepared by members of the Audit Committee. Members of this committee are:

Walter H. Wilkinson, Jr. (Chairman)
Dr. Albert E. Paladino
Erik H. van der Kaay



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, our directors, officers and beneficial owners of more than 10% of our common stock are required to report their beneficial ownership of common stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established and we are required to report in this proxy statement any failure to file by the established dates during the last fiscal year. In the last fiscal year, to our knowledge, all of these filing requirements were satisfied by our directors, officers and principal shareholders, except that one sale by Mr. Priddy in April 2001 and two purchases by Mr. Pratt in December 2001 were not reported on a timely basis.

                              CERTAIN TRANSACTIONS

         TRW

          On June 6, 1996, we initiated a strategic alliance with TRW Inc. a former principal shareholder, and entered into agreements pursuant to which we issued to TRW (a) 826,446 shares of Class C Preferred Stock in exchange for $5,000,000 in cash (these shares converted on an eight-for-one basis into common stock upon the closing of our initial public offering in June 1997); (b) 21,471,440 shares of common stock in exchange for the license agreement described below; (c) a convertible note in the maximum principal amount of $10,000,000, which has been converted into 8,888,888 shares of common stock; and
(d) a warrant for the purchase of up to 8,000,000 shares of common stock at $1.25 per share, which has been exercised. We also entered into a supply agreement under which we purchased from TRW certain minimum quantities of GaAs HBT wafers and GaAs epitaxial wafers during the years 1996 to 2000. In addition, TRW has agreed to refrain from taking certain actions regarding control of the Company during the five years following our initial public offering, or through June 2002. Also, TRW has registration rights with respect to the shares of stock described above. As of November 9, 2001, TRW ceased to be a beneficial owner of 5% or more of our common stock.

         On November 15, 1999, we expanded our June 1996 license agreement with TRW to broaden the range of products covered by the arrangement. In consideration for this expanded license, we granted TRW two additional warrants for the purchase of shares of our common stock, described below. TRW also agreed to maintain ownership of at least 15,882,322 shares of RFMD common stock (10% of the shares then outstanding) until at least May 1, 2001.

         LICENSE AGREEMENT. Under the June 1996 license agreement, TRW granted us fully paid up, royalty-free worldwide licenses with respect to certain of TRW's existing and future GaAs HBT patent rights and MBE process patent rights, in each case with accompanying know-how and technical information, to design, develop and manufacture certain of our existing products and any product with an emitter with a width of one to three microns, in either case provided the products are for commercial wireless communication applications and operate on signals having a frequency of less than 10 GHz. The license with respect to the GaAs HBT patent rights was effective immediately, and the MBE patent right license became effective on June 15, 1998, which was the date that our GaAs HBT wafer fabrication facility became operational. Both licenses are exclusive as to all persons including TRW, except that TRW has reserved the right to provide to customers on an ongoing basis certain specified foundry services.

         In this license agreement, TRW also granted us certain non-exclusive licenses and agreed to provide us with certain technical assistance in connection with the design, construction and operation of our GaAs HBT wafer fabrication facility. The license agreement provides that TRW will offer to us, on the same terms as are offered to third parties, certain non-GaAs HBT process technologies that it develops in the future for a period of ten years following June 15, 1998. We have agreed to share with TRW any modifications or improvements and to grant TRW a non-exclusive, royalty-free license to use such modifications or improvements outside our field of use.

         The November 1999 expansion of the license agreement permits us to use TRW's GaAs HBT technology also to manufacture products for commercial coaxial and other non-fiber wire applications.

         1999 WARRANTS. Of the warrants we issued to TRW in November 1999, the first was for 500,000 shares of common stock at an exercise price of $20.00 per share. The warrant became exercisable on December 31, 2000 and was exercised in full on January 3, 2001. The second warrant was for 1,000,000 shares of common stock at an exercise price of $20.00 per share and expired unexercised effective December 31, 2001.


         AIRPLANE LEASES

         William J. Pratt, the Company's Chairman of the Board and Chief Technical Officer, is the manager and sole member of Adelaide Limited, LLC (Adelaide). During the year ended March 31, 2002, the Company paid Adelaide $299,000 in connection with the Company's use of an airplane owned by Adelaide. Management believes that the terms of these transactions were as favorable as could have been obtained from a non-affiliated entity. Management intends to continue to utilize this airplane during fiscal 2003.

                        PROPOSALS FOR 2003 ANNUAL MEETING

         Under SEC regulations, any shareholder desiring to make a proposal to be acted upon at the 2003 annual meeting of shareholders must present such proposal to us at our principal office in Greensboro, North Carolina by February 18, 2003 for the proposal to be considered for inclusion in our proxy statement.

         In addition to any other applicable requirements, for business (including director nominations) to be properly brought before the annual meeting by a shareholder even if the proposal is not to be included in our proxy statement, our bylaws provide that the shareholder must give timely notice in writing to our corporate secretary not less than 60 nor more than 90 days prior to the date one year from the date of the immediately preceding annual meeting. As to each matter, the notice must contain a written statement of the shareholder's proposal and the reasons for submitting the proposal and additional specific information if the proposal relates to director nominations, all as stated in our bylaws. A proxy may confer discretionary authority to vote on any matter at an annual meeting if we do not receive proper notice of the matter within the time frame described above.

                              FINANCIAL INFORMATION

         The Company's Annual Report to Shareholders for the fiscal year ended March 31, 2002 is enclosed. UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF COMMON STOCK A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2002 (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS, FILED WITH THE SEC. Any such request should be directed to Doug DeLieto, the Company's Director of Investor Relations, at 7628 Thorndike Road, Greensboro, North Carolina 27409.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the Board of Directors knows of no other matter to come before the annual meeting. However, if any other matter requiring a vote of the shareholders arises, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                         By Order of the Board of Directors


                                         /s/ William J. Pratt

                                         William J. Pratt
                                         Chairman


Dated: June 18, 2002

                            - FOLD AND DETACH HERE -

                                      PROXY

                             RF MICRO DEVICES, INC.
                          JULY 23, 2002 ANNUAL MEETING

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF RF MICRO DEVICES, INC.

         The undersigned shareholder of RF Micro Devices, Inc., a North Carolina corporation (the Company), appoints David A. Norbury and William A. Priddy, Jr., or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of the Company which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held at The Greensboro - High Point Marriott, One Marriott Drive, Greensboro, North Carolina on July 23, 2002 at 10:00 A.M., local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED SHAREHOLDERS WHEN INSTRUCTIONS ARE GIVEN IN ACCORDANCE WITH THE PROCEDURES DESCRIBED HEREIN AND THE ACCOMPANYING PROXY STATEMENT. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED HEREIN IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                                            FOR ALL NOMINEES LISTED    WITHHOLD AUTHORITY TO VOTE FOR
                                                            (EXCEPT AS MARKED TO THE            ALL NOMINEES
                                                                CONTRARY BELOW)
1.       Proposal to elect five directors of the Company
         for one-year term expiring in 2003                          [___]                          [___]

    David A. Norbury, William J. Pratt,
    Dr. Albert E. Paladino, Erik H.
    van der Kaay, Walter H. Wilkinson, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE FOLLOWING SPACE. IF AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE IS NOT WITHHELD, THIS PROXY WILL BE VOTED IN FAVOR OF SUCH NOMINEE.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. Any other matter that may be submitted to a vote of shareholders at the meeting.

                            - FOLD AND DETACH HERE -

THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS-IN-FACT, OR EITHER OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE ACCOMPANYING PROXY STATEMENT.

Dated this ____ day of ________________, 2002.


------------------------------------------------------------------------------------------------------

_____________________________________________ (SEAL)   PLEASE INSERT DATE OF SIGNING. SIGN EXACTLY
                                                       AS NAME APPEARS AT LEFT. WHERE STOCK IS
                                                       ISSUED IN TWO OR MORE NAMES, ALL MUST SIGN.
_____________________________________________ (SEAL)   IF SIGNING AS ATTORNEY, ADMINISTRATOR,
                                                       EXECUTOR, TRUSTEE OR GUARDIAN, GIVE FULL
                                                       TITLE AS SUCH. A CORPORATION SHOULD SIGN BY
[INSERT NAME AS IT APPEARS ON SHAREHOLDER RECORDS.]    AN AUTHORIZED OFFICER AND AFFIX SEAL.
------------------------------------------------------------------------------------------------------



     (YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.)